Form N-SAR Certification
I, Peter Sundman, certify that:
1. I have reviewed this report on Form N-SAR of Neuberger Berman Equity Funds;
2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made,
in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
3. Based on my knowledge, the financial
 information included in this report, and the financial statements on which the financial information is based, fairly present in all material
 respects the financial condition, results of operations, changes in net assets, and cash flows
 (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report;
4. The registrants other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in rule
30a-2(c) under the Investment Company Act)
 for the registrant and have:
a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;
b) evaluated the effectiveness of the registrants disclosure controls and procedures as of a date within 90 days prior to the filing date of this report
 (the Evaluation Date); and
c) presented in this report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;
5. The registrants other certifying officers and I have disclosed, based on our most recent evaluation, to the registrants auditors and the audit committee of the registrants board of directors (or persons performing the equivalent functions):
a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrants ability to record, process, summarize, and report financial data and have identified for the registrants auditors any material weaknesses in internal controls; and
b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrants internal controls; and
6. The registrants other certifying officers and I have indicated in this report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.
Date:_______________
Peter Sundman, Chief Executive Officer
Neuberger Berman Equity Funds



Disclosure pursuant to items (a)(i) and (ii)
 of Instructions to sub-item 77Q3:
As of October 25, 2002, an evaluation was performed under the supervision and with the participation of the Trusts management, including the Chief Executive Officer and the
 Chief Financial Officer, of the effectiveness of the design and operation of the Companys disclosure controls and procedures. Based on that evaluation, the Trusts management, including the Chief Executive Officer and the Chief
Financial Officer, concluded that the Trusts disclosure controls and procedures as of that date were effective to accomplish their intended purposes.
Subsequent to October 25, 2002, there have been no significant changes in the Trusts internal controls, and the Chief Executive Officer and Chief Financial
Officer are not aware of significant changes in other factors, that could significantly affect internal controls.

______________________
Peter Sundman
Chief Executive Officer
Neuberger Berman Equity Funds